            GUARANTEED WITHDRAWAL BENEFIT (GWB) RIDER SPECIFICATIONS

GWB EFFECTIVE DATE:                           [April 29, 2012]

INITIAL TOTAL GUARANTEED WITHDRAWAL AMOUNT:   [$100,000.00]

MAXIMUM BENEFIT AMOUNT:                       [$5,000,000]

GWB PURCHASE PAYMENT PERIOD:                  [120 days from the Effective Date]

GWB ADJUSTMENT ANNIVERSARY:                   [5th Contract Anniversary, 10th Contract Anniversary]

GWB ADJUSTMENT PERCENTAGE:                    [5th Contract Anniversary - 20%
                                              10th Contact Anniversary - 20%]

GWB WITHDRAWAL RATE:                          4.50% If the first withdrawal is taken before the 5th Contract Anniversary.
                                              5.00% If the first withdrawal is taken on or after the 5th Contract
                                              Anniversary but before the 10th Contract Anniversary.
                                              5.50% If the first withdrawal is taken or after the 10th Contract Anniversary.

AUTOMATIC STEP-UP DATE:                       [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:                [85]

GWB MAXIMUM FEE RATE:                         [1.60%]

GWB FEE RATE:                                 [[If Additional Withdrawal Rate Feature is not elected]
                                              0.80% if Remaining Guaranteed Withdrawal Amount is greater than zero
                                              0.00% if Remaining Guaranteed Withdrawal Amount is zero]

GWB CANCELLATION WINDOW PERIODS:              [30 day period following the 5th, 10th, and 15th and later Contract
                                              Anniversaries following the Effective Date]

GWB PRINCIPAL ADJUSTMENT ELIGIBILITY DATE:    [15th Contract Anniversary following the Effective Date ]

GWB MAXIMUM CONTINUATION AGE:                 [85]

ALLOCATION, TRANSFER AND REBALANCING LIMITS:
--------------------------------------------

GWB SUBACCOUNTS:                              [AllianceBernstein Global Dynamic Allocation Portfolio
                                              AQR Global Risk Balanced Portfolio
                                              BlackRock Global Tactical Strategies Portfolio
                                              Invesco Balanced-Risk Allocation Portfolio
                                              JPMorgan Global Active Allocation Portfolio
                                              MetLife Balanced Plus Portfolio
                                              MetLife Multi-Index Targeted Risk Portfolio
                                              Schroders Global Multi-Asset Portfolio
                                              Pyramis Government Income Fund]

PLATFORM 1 MINIMUM PERCENTAGE:                NO LIMITS APPLY

PLATFORM 1 SUBACCOUNTS:                       N/A

FMLI-GWB (4/13)

PLATFORM 2 MAXIMUM PERCENTAGE:                NO LIMITS APPLY

PLATFORM 2 SUBACCOUNTS:                       N/A

PLATFORM 3 MAXIMUM PERCENTAGE:                NO LIMITS APPLY

PLATFORM 3 SUBACCOUNTS:                       N/A

PLATFORM 4 MAXIMUM PERCENTAGE:                NO LIMITS APPLY

PLATFORM 4 SUBACCOUNTS:                       N/A

FMLI-GWB (4/13)


   GUARANTEED WITHDRAWAL BENEFIT WITHDRAWAL RATE ENHANCEMENT SPECIFICATIONS:

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
WITHDRAWAL ENHANCEMENT WAITING PERIOD:                 [3 Years]

WITHDRAWAL ENHANCEMENT  RATE:                          [150%]

MINIMUM WITHDRAWAL ENHANCEMENT CONFINEMENT PERIOD:     [60 days]

MAXIMUM WITHDRAWAL ENHANCEMENT AGE:                    [90]

FMLI-GWB (4/13)